Exhibit 10.3

INTEGRATED SILICON SOLUTION, INC.

2007 INCENTIVE COMPENSATION PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

Unless otherwise defined herein, the terms defined in the 2007 Incentive Compensation Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Restricted Stock Units (the “Notice of Grant”) and Terms and Conditions of Restricted Stock Unit Grant, attached hereto as Exhibit A (together, the “Restricted Stock Unit Agreement” or the “Agreement”).

Participant:

Address:

Participant has been granted the right to receive an Award of Restricted Stock Units, subject to the terms and conditions of the Plan and this Agreement as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Number of Restricted Stock Units

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan or set forth below, the Restricted Stock Units will vest in accordance with the following schedule:

[INSERT VESTING SCHEDULE]

By Participant’s signature and the signature of the Corporation’s representative below, Participant and the Corporation agree that this Award of Restricted Stock Units is granted under and governed by the terms and conditions of the Plan and this Agreement. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions relating to the Plan and Agreement. Participant further agrees to notify the Corporation upon any change in the residence address indicated below.

PARTICIPANT	INTEGRATED SILICON SOLUTION, INC.

Signature	By

Print Name	Title

Address:

EXHIBIT A

TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT

1. Grant. The Corporation hereby grants to Participant under the Plan, an Award of Restricted Stock Units, subject to all of the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference. Subject to Section V of Article Six of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.

2. Corporation’s Obligation to Pay. Each Restricted Stock Unit represents the right to receive a share of Common Stock on the date it vests. Unless and until the Restricted Stock Units will have vested in the manner set forth in Section 3, Participant will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Corporation, payable (if at all) only from the general assets of the Corporation. Any Restricted Stock Units that vest in accordance with Section 3 will be paid to Participant (or in the event of Participant’s death, to his or her estate) in whole shares of Common Stock, subject to Participant satisfying any applicable Withholding Taxes as set forth in Section 6.

3. Vesting Schedule. Subject to Section 4, the Restricted Stock Units awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Restricted Stock Units scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant will have provided continuous Service from the Date of Grant until the date such vesting occurs.

4. Forfeiture upon Termination of Service. Notwithstanding any contrary provision of this Agreement, the balance of the Restricted Stock Units that have not vested as of the time of Participant’s termination of Service for any or no reason and Participant’s right to acquire any shares of Common Stock hereunder will immediately terminate.

5. Death of Participant. Any distribution or delivery to be made to Participant under this Agreement will, if Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Corporation with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Corporation to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

6. Withholding Taxes. Notwithstanding any contrary provision of this Agreement, no certificate representing the shares of Common Stock will be issued to Participant, unless and until satisfactory arrangements (as determined by the Plan Administrator) will have been made by Participant with respect to the payment of income, employment and other taxes which the Corporation determines must be withheld with respect to such shares of Common Stock. To the extent determined appropriate by the Corporation in its discretion, it will have the right (but not the obligation) to satisfy any Withholding Taxes by reducing the number of shares of Common Stock otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required Withholding Taxes hereunder at the time any applicable Restricted Stock Units otherwise are scheduled to vest pursuant to Section 3, Participant will permanently forfeit such Restricted Stock Units and any right to receive shares of Common Stock thereunder and the Restricted Stock Units will be returned to the Corporation at no cost to the Corporation.

7. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Corporation in respect of any shares of Common Stock deliverable hereunder unless and until certificates representing such shares of Common Stock will have been issued, recorded on the records of the Corporation or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Corporation with respect to voting such shares of Common Stock and receipt of dividends and distributions on such shares of Common Stock.

8. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUED SERVICE AT THE WILL OF THE CORPORATION (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE RESTRICTED STOCK UNITS OR ACQUIRING SHARES OF COMMON STOCK HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE CORPORATION (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE.

9. Address for Notices. Any notice to be given to the Corporation under the terms of this Agreement will be addressed to the Corporation at Integrated Silicon Solution, Inc., 1940 Zanker Road, San Jose, CA 95112, or at such other address as the Corporation may hereafter designate in writing.

10. Grant is Not Transferable. Except to the limited extent provided in Section 5, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

11. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12. Additional Conditions to Issuance of Stock. If at any time the Corporation will determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of shares of Common Stock to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Corporation. Where the Corporation determines that the delivery of the payment of any shares of Common Stock will violate federal securities laws or other applicable laws, the Corporation will defer delivery until the earliest date at which the Corporation reasonably anticipates that the delivery of shares of Common Stock will no longer cause such violation. The Corporation will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

13. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

14. Plan Administrator Authority. The Plan Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Plan Administrator in good faith will be final and binding upon Participant, the Corporation and all other interested persons. No member of the Plan Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

15. Electronic Delivery. The Corporation may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Corporation or another third party designated by the Corporation.

16. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

17. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

18. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Corporation. Notwithstanding anything to the contrary in the Plan or this Agreement, the Corporation reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Award of Restricted Stock Units.

19. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock Units under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Corporation at any time.

20. Governing Law. This Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award is made and/or to be performed.